As filed with the Securities and Exchange Commission on June 16, 2005

Registration No. 333-119925

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2077891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Address of Principal Executive Offices) (Zip Code)

UNIVERSAL HEALTH SERVICES, INC. STOCK PURCHASE PLAN

(Full title of the plan)

Alan B. Miller

Universal Health Services, Inc.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Warren J. Nimetz, Esq.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

(212) 318-3000

Facsimile: (212) 318-3400

REMOVAL OF SHARES FROM REGISTRATION

Universal Health Services, Inc., a Delaware corporation (the “Company”), hereby amends the Registration Statement on Form S-8, File No. 333-119925 (the “Registration Statement”), filed in connection with the Universal Health Services, Inc. Stock Purchase Plan (the “Plan”), to withdraw from registration all the shares of Class B Common Stock, par value $0.01 that the Company registered under the Registration Statement which remain unsold as of the date hereof.

On December 27, 2004, the Company’s Board of Directors terminated the Plan, and adopted the Universal Health Services, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to the approval of the Company’s stockholders, to replace the Plan. On June 2, 2005, the Company held a special meeting of stockholders at which the stockholders approved the ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 13th day of June, 2005.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Alan B. Miller
Alan B. Miller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Steve Filton, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/S/ ALAN B. MILLER Alan B. Miller	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2005

/S/ ANTHONY PANTALEONI Anthony Pantaleoni	Director	June 13, 2005

/S/ ROBERT H. HOTZ Robert H. Hotz	Director	June 13, 2005

/S/ JOHN H. HERRELL John H. Herrell	Director	June 13, 2005

/S/ JOHN F. WILLIAMS, JR., M.D. John F. Williams, Jr., M.D.	Director	June 13, 2005

/S/ ROBERT A. MEISTER Robert A. Meister	Director	June 13, 2005

/S/ LEATRICE DUCAT Leatrice Ducat	Director	June 13, 2005

/S/ STEVE FILTON Steve Filton	Vice President, Chief Financial Officer, Chief Accounting Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 13, 2005